                                                                   EXHIBIT 10.69


                                                   Dated as of February 25, 1998


                           BRIDGE FINANCING AGREEMENT


THE BAY CITY CAPITAL FUND I, L.P.,
a Delaware limited partnership
c/o Bay City Capital LLC
750 Battery Street, Suite 600
San Francisco, California 94111

Gentlemen:

        The undersigned, EPOCH PHARMACEUTICALS, INC., a Delaware corporation (the "Company") hereby agrees with you ("BCC") with respect to this Bridge Financing Agreement (this "Agreement") as follows:

        1. Authorization. The Company has authorized the issuance and sale to BCC of a $3,000,000 principal amount secured note in the form attached hereto as Exhibit A (the "Note") and a warrant in the form attached hereto as Exhibit B (the "Warrant") to purchase shares of Common Stock of the Company. The Note, the Warrant and the Common Stock purchasable under the Warrant are sometimes collectively referred to herein as the "Securities."

        2. Sale and Purchase of the Note and Warrant. Upon the terms and conditions contained herein, the Company agrees to sell to BCC, and BCC agrees to purchase from the Company, at the Closing (as hereinafter defined): (a) the Note at a purchase price equal to the full principal amount of such Note; and
(b) the Warrant to purchase 2,000,000 shares of Common Stock. The purchase price for the Warrant shall be equal to $0.0001 times the number of shares of Common Stock which would be initially covered by such Warrant.

        3. Closing. The closing of the sale to and purchase by BCC of the Note and Warrant (the "Closing") shall occur at the offices of the Company at 1725 220th Street, S.E., Suite 104, Bothell, Washington 98021, at the hour of 10:00 a.m., P.S.T., on February 25, 1998 or as soon thereafter as all of the conditions to Closing set forth in Section 8 have been satisfied (the "Closing Date"). At the Closing, the Company shall deliver to BCC or its representative the Note and Warrant, issued in the name of BCC or its nominee, against delivery to the Company of payment, by check or by wire transfer in the aggregate amount of $3,000,200.

        4. Company Representations and Warranties. The Company represents and warrants to BCC as follows:

               (a) Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority and all material licenses and approvals to own and operate its properties and assets and to carry on its business as presently conducted. The Company is
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duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon the business and operations of the Company.

               (b) Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Security Agreement (as defined in Section 7(a) below), the Note, the Warrant, the Registration Rights Agreement (as defined in Section 7(a) below) and related documents (collectively, the "Transaction Documents"), the performance of all the Company's obligations hereunder and thereunder, and for the authorization, issuance, sale and delivery of the Securities has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered, shall constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.

               (c) Capitalization; Validity of Securities. The authorized capital stock of the Company consists of thirty million (30,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), of which, as of December 31, 1997, there were 14,814,793 shares of Common Stock outstanding, and ten million (10,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which no shares are outstanding. The sale of the Securities is not and will not be subject to any preemptive rights or rights of first refusal that have not been waived; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or therein or as otherwise required by such laws at the time a transfer is proposed. The Common Stock issuable upon exercise of the Warrant has been duly authorized and reserved for issuance and when issued and delivered and upon payment therefor in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances. Except as set forth on Schedule 4(c) hereto, there are no outstanding warrants, options, conversion privileges, or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Company.

               (d) Reports of the Company; Changes. The Company has furnished BCC with copies of its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 and its Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission ("SEC") since the filing of such Form 10-KSB. Said reports, as of their respective dates, were accurate and complete in all material respects and did not omit any material information required to be set forth therein. The Company has filed with the SEC all reports required to be filed by it since January 1, 1997, including, without limitation, all Current Reports on Form 8-K. To the best of the Company's knowledge, since September 30, 1997, there has not been any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the SEC Filings, except (i) changes in the ordinary course of business that have not been, in the aggregate, materially adverse, and (ii) the Company's building lease expired on November 30, 1997 and the Company is currently subleasing its premises on a month to month basis from the new lessee of the premises, Darwin Molecular, and is in negotiations with Darwin Molecular concerning the Company's right to continue to lease an expansion portion of the premises and a part of the premises constituting the lab, both of which portions the Company does not believe to be significant.

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               (e)    Intellectual Property Rights.

                      (i) To the best of its knowledge (but without having conducted any special investigation or patent search), the Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, and processes (collectively, "Intellectual Property") necessary for its business as now conducted and as proposed to be conducted to the Company's knowledge, without any conflict with or infringement of the rights of others;

                      (ii) Except for agreements with its own employees or consultants, there are not outstanding options, licenses, or agreements of any kind relating to the matters listed in subsection (a) above or that grant rights to any other person to manufacture, license, produce, assemble, market or sell the Company's products, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property of any other person or entity;

                      (iii) the Company has not received any communications alleging that the Company or its employees has violated or infringed or, by conducting its business as proposed, would violate or infringe any of the Intellectual Property of any other person or entity; and

                      (iv) the Company is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company with respect to the Intellectual Property of the Company or otherwise or that would conflict with the Company's business as proposed to be conducted.

               (f) Security Documents. The Security Agreement, when executed (and the filings required under the Uniform Commercial Code of the State of Washington and U.S. Patent and Trademark Office, when completed), creates a valid, binding, and effective first-priority security interest in the Collateral (as defined in the Security Agreement) free from any other liens and encumbrances.

               (g) Compliance With Other Instruments and Laws. The Company in not in violation or default in any material respect of any provision of its certificate of incorporation or bylaws or in any material respect of any provision of any material mortgage, indenture, agreement, instrument, or contract to which it is a party of by which it is bound, or of any federal or state judgment, order, writ, decree, or any federal or state statute, rule, regulation or restriction applicable to the Company. The execution, delivery, and performance by the Company of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license,

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
authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

               (h) Litigation. There is no action, suit, proceeding, or investigation pending or, to the best knowledge of the Company, threatened against the Company that questions the validity of the Transaction Documents, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business properties, prospects or financial condition of the Company.

               (i) Taxes. The Company has no material liability for any federal, state or local taxes, except for taxes which have accrued and are not yet payable or are being contested by the Company in good faith. The Company has paid all payroll taxes required to be paid by it.

               (j) Offering. Assuming the accuracy of the representations and warranties of BCC contained in Section 5 hereof, the offer, issue, and sale of the Securities is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), and has been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

        5. Representations and Warranties of BCC. BCC hereby represents and warrants to the Company as follows:

               (a) Legal Power. It has the requisite legal power to enter into this Agreement, to purchase the Securities hereunder, to convert the Note and exercise the Warrant, and to carry out and perform its obligations under the terms of this Agreement.

               (b) Due Execution. This Agreement has been duly authorized, executed and delivered by it, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of it.

               (c)    Investment Representations.

                      (i) It is acquiring the Securities and will acquire any security issued upon exercise thereof for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

                      (ii) It understands that (A) the Securities have not been registered under the 1933 Act by reason of a specific exemption therefrom, that the Securities must be held by it indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt form such registration; (B) the Securities will be endorsed with the following legend:

               "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR

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               HYPOTHECATED UNLESS PURSUANT TO SEC RULE 144 OR THERE IS AN
               EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT."

and (C) the Company will instruct any transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend are satisfied; provided, however, that no such opinion of counsel shall be necessary if the sale, transfer or assignment is made pursuant to SEC Rule 144 and BCC provides the Company with evidence reasonably satisfactory to the Company and its counsel that the proposed transaction satisfies the requirements of Rule 144. The Company agrees to remove the foregoing legend from any securities if the requirements of SEC Rule 144(k) (or any successor rule or regulation) apply with respect to such securities and the Company and its counsel are provided with reasonably satisfactory evidence that the requirements of Rule 144(k) apply.

                      (iii) It is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

                      (iv) It is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

                      (v) It understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act, only in certain limited circumstances, and it represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

                      (vi) BCC was not formed for the specific purpose of acquiring the Securities offered hereunder.

                      (vii) Its principal business address is as set forth below its name on the signature pages hereto and it does not reside in any state of the United States other than the state so specified.

        6. Warrant Separate. The Warrant will not be affected by payment of the Note.

        7. Conditions to Closing. The Closing shall be subject to the following conditions:

               (a) BCC shall have received the following documents, each executed by a duly authorized officer of the Company, and each dated the date of this Agreement and in form and substance satisfactory to BCC:

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                      (i)    This Agreement;

                      (ii)   The Note;

                      (iii)  The Warrant;

                      (iv) A Security Agreement in the form attached hereto as Exhibit C (the "Security Agreement") and the Confirmation and Grant of Security Interests in Patents in the form attached hereto as Exhibit F;

                      (v) A Registration Rights Agreement in the form attached hereto as Exhibit D;

                      (vi) Copies of employment agreements between the Company and each of Frederick B. Craves, Ph.D. and Sanford S. Zweifach, extending the term of their employment in accordance with Section 8(b) below; and

                      (vii) An opinion from Stradling Yocca Carlson & Rauth, a Professional Corporation, counsel for the Company, in substantially the form attached hereto as Exhibit E.

               (b) The Company shall have received the purchase price for the Note and Warrant upon the terms and conditions set forth in this Agreement.

        8. Covenants of the Company and of BCC.

               (a)    Rights Offering.

                      (i) The Company shall use its best efforts to complete a shareholders' rights offering by May 30, 1998. The rights shall be priced at a thirty percent (30%) discount to the then current market price, which price shall be the average closing bid price of the Common Stock over the twenty trading days ending on the day prior to the closing of the rights offering.

                      (ii) In the event the rights offering is not fully subscribed, BCC agrees to subscribe for up to one hundred percent (100%) of the remaining unsubscribed shares, and shall pay for such remaining shares by reducing the principal amount due under the Note by an amount equal to the price it would otherwise pay for such remaining shares; provided that, as a condition precedent to BCC's obligation to purchase any remaining unsubscribed shares, no material adverse change in the assets, business, properties, prospects or financial condition of the Company, shall have occurred since the Closing Date; and provided further, that BCC's obligation to purchase the remaining shares shall be capped at that number of remaining shares whose purchase price is equal to the outstanding principal balance due under the Note at the time of the completion of rights offering.

               (b) Management Continuity. The Company shall enter into agreements with Frederick B. Craves, Ph.D., currently the Chief Executive Officer of the Company, and Sanford S. Zweifach, currently the President and Chief Financial Officer of the Company, extending the term of their employment with Company in their respective capacities at least until the earlier of (i) two years from the date hereof, or (ii) the closing of the acquisition of the Company (whether by merger, purchase of all or a controlling interest in stock, purchase of substantially all assets or otherwise);

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provided, that the parties hereto agree to negotiate in good faith the hiring of permanent senior management to replace Dr. Craves and Mr. Zweifach if an opportunity to do so is presented to the Company.

        9.     Miscellaneous.

               (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               (b) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, whether written or oral, and shall not be modified except by a writing signed by the Company and BCC.

               (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

               (d) The headings in this Agreement are for convenience only and shall not alter or otherwise affect the meaning hereof.

               (e) No waiver of any of the provisions contained in this Agreement shall be valid unless made in writing and executed by the waiving party. It is expressly understood that in the event any party shall on any occasion fail to perform any term of this Agreement and the other party shall not enforce that term, the failure to enforce on that occasion shall not prevent enforcement of that or any other term hereof on any other occasion.

               (f) If any section of this Agreement is held invalid by any law, rule, order, regulation, or promulgation of any jurisdiction, such invalidity shall not affect the enforceability of any other sections not held to be invalid.

               (g) This Agreement and any amendment thereof may be executed in two or more counterparts, each of which shall be deemed an original for all purposes.

               (h) The Company agrees to execute and deliver such further acts and documents as BCC from time to time reasonably requires for the assuring and confirming of its rights hereby created or intended now or hereafter to be created.

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
        If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Agreement and return the same to the undersigned, whereupon this Agreement shall become a valid and binding contract between you and the undersigned.

                                   Very truly yours,

                                   EPOCH PHARMACEUTICALS, INC.,
                                   a Delaware corporation



                                   By:
                                        ----------------------------------------
                                   Its:
                                        ----------------------------------------


        The foregoing Agreement is hereby accepted as of the date first written above:


                                   THE BAY CITY CAPITAL FUND I, L.P.
                                   a Delaware limited partnership

                                   By:    Bay City Capital Management LLC
                                   Its:   General Partner



                                        By:
                                             -----------------------------------
                                        Its:
                                             -----------------------------------


                                       8
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                                    EXHIBIT A
                                    ---------


               THE SECURITIES EVIDENCED BY THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL STATING THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                             SECURED PROMISSORY NOTE
                             -----------------------


$3,000,000                                                     February 25, 1998


        FOR VALUE RECEIVED, receipt of which is hereby acknowledged, EPOCH PHARMACEUTICALS, INC., a Delaware corporation (the "Company") hereby promises to pay to the order of THE BAY CITY CAPITAL FUND I, L.P., a Delaware limited partnership (the "Lender"), the principal sum of Three Million Dollars ($3,000,000), in cash in lawful money of the United States of America, together with interest at the rate of eight percent (8%) per annum from the date hereof on all unpaid principal of this Note. Interest shall accrue and be payable on the Maturity Date.

        This Note is issued pursuant to that certain Bridge Financing Agreement dated as of February 25, 1998 (the "Agreement") by and among the Company and the Lender and is subject to and entitled to the benefits of the Agreement. Principal and all accrued interest on this Note shall become due and payable upon the earliest date (the "Maturity Date") upon which any of the following events occurs: (i) the closing of the acquisition of the Company (whether by merger, purchase of all or a controlling interest in stock, purchase of substantially all assets or otherwise), (ii) the completion of a shareholder rights offering or other equity offering, the net proceeds of which exceed $4 million and (iii) the second anniversary of the date of this Note.

        1. Prepayment. The Company shall be entitled at any time to prepay any portion or all of the indebtedness owed hereunder without penalty. Each prepayment hereunder shall be credited first to accrued interest and then to principal. Interest shall thereupon cease to accrue upon the principal so paid.

        2. Security Agreement. The obligations of the Company under this Note are secured pursuant to and this Note is entitled to the benefits and subject to the conditions of that certain Security Agreement of even date herewith, among the Company and Lender, as the same may be amended from time to time (the "Security Agreement"), and Lender, and its successors and assigns, by its acceptance hereof, agrees to be bound by the provisions of the Security Agreement.

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        3. Default. If any of the following events (hereafter called "Events of
Default") shall occur:

               (a) If the Company shall default in the payment of any principal or interest due under this Note when the same shall become due and payable, whether at maturity or by acceleration or upon demand or otherwise; or

               (b) If the Company shall fail to pay any principal of, premium, fee or interest on, or any amount payable in respect of, any debt of the Company (other than with respect to the Note) and if the effect of such failure is to accelerate the maturity of such debt; or

               (c) If the Company shall make a general assignment for the benefit of creditors; or

               (d) If the Company should breach any of the covenants, representations, warranties, terms or conditions of this Note, Security Agreement, or the Agreement or contained in any statement or certificate at any time given or made to Lender pursuant thereto or in connection therewith;

               (e) If the Company shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal Bankruptcy Act or other applicable federal, state or other statute, law or regulation, or shall file any answer admitting the material allegation of a petition filed against the Company in such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company of all or any substantial part of the properties of the Company, or the Company shall commence the winding up or the dissolution or liquidation of the Company; or

               (f) If, within sixty (60) days after a court of competent jurisdiction shall have entered an order, judgment or decree approving any complaint or petition against the Company seeking reorganization, dissolution or similar relief under the present or any future Federal Bankruptcy Act or other applicable federal, state or other statute, law or regulation, such order, judgment or decree shall not have been dismissed or stayed pending appeal, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated or stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, shall not have been vacated;

then, in the case of (a), (b), (c), or (d) above, the Lender may by notice in writing to the Company declare all amounts under this Note to be forthwith due and payable and thereupon the balance shall become so due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and, in the case of (e) or (f) above, all amounts under this Note shall automatically be due and payable and thereupon the balance shall become so due and payable, without presentment, protest or further demand or notice of any kind, all of which are expressly waived.

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
        If an action is brought for collection under this Note, the holder hereof shall be entitled to receive all costs of collection, including, without limitation, its reasonable attorneys' fees.

        This Note shall be construed in accordance with and governed by the internal laws of the State of Washington, and where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the Washington Uniform Commercial Code.

                                   EPOCH PHARMACEUTICALS, INC.



                                   By:
                                        ----------------------------------------
                                   Its:
                                        ----------------------------------------

                                    EXHIBIT B
                                    ---------

               THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL STATING THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.



Warrant No.  ______                                            February 25, 1998


                        WARRANT TO PURCHASE COMMON STOCK
                         OF EPOCH PHARMACEUTICALS, INC.


        This certifies that The Bay City Capital Fund I, L.P. (the "Holder") and the Holder's registered successors and assigns are entitled, subject to the terms and conditions set forth below, to subscribe for and purchase from Epoch Pharmaceuticals, Inc. (the "Company") Two Million (2,000,000) shares of the Common Stock of the Company.

        The "Exercise Price" per Warrant Share (as hereinafter defined) shall be $0.90 per share. The Exercise Price and the character of the Warrant Shares are subject to adjustment as provided herein. The term "Warrant Shares" as used herein includes the shares of the Company's Common Stock (and such other securities or property into which such shares of Common Stock may hereafter be changed) which are at the time receivable by the Holder upon exercise of this Warrant. This Warrant (as hereinafter defined) is being issued under that certain Bridge Financing Agreement between Company and Holder of even date herewith and is subject to the provisions thereof. A copy of such Bridge Financing Agreement may be obtained from the Company at the address given below. The term "Warrant" as used herein shall include this Warrant and any Warrant delivered in substitution or exchange herefor, as provided herein.

        1. Exercise and Expiration. This Warrant may be exercised in whole or in part at any time or times, but must be exercised prior to the fifth anniversary of the date hereof, at which time this Warrant shall expire. This Warrant shall be exercised by surrender hereof together with delivery of a signed Subscription Agreement in the form attached hereto as Annex I specifying the number of shares to be purchased. Payment of the purchase price for the shares to be purchased shall be made upon the delivery of certificates evidencing the shares to be purchased, and shall be made in cash, or by wire transfer or certified check, or by cancellation of all or part of the amounts owing under that certain Secured Promissory Note, including accrued but unpaid interest, issued to the original holder of this Warrant pursuant to the Bridge Financing Agreement.

        2.     Adjustment of Exercise Price and Number of Shares.

        The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 2 below.

               (a) Stock Dividends, Splits. If the Company shall (i) pay a dividend or make a distribution in shares of capital stock (whether shares of Common Stock or capital stock of any other class), (ii) effect a stock split or subdivide its outstanding Common Stock, (iii) effect a reverse stock split or combine its outstanding Common Stock into a smaller number of shares, or (iv) effect any other reclassification or recapitalization, the Exercise Price in effect immediately prior thereto shall be adjusted so that upon the subsequent exercise of this Warrant the Holder hereof shall be entitled to receive the number of shares of capital stock of the Company which the Holder hereof would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this Section 2(a) shall become effective immediately after the record date for any event requiring such adjustment or shall become effective immediately after the effective date of such event if no record date is set.

               (b) Distribution of Assets. In case the Company shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (including cash dividends or distributions paid from retained earnings of the Company in respect of its Common Stock) or rights or warrants to subscribe or purchase (excluding those referred to in Section 2(c) below), then in each such case the Exercise Price shall be adjusted so that the Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the record date for such distribution by a fraction of which the numerator shall be the then current market price per share (as defined in Section 2(d) below) of the Common Stock on the record date for such event less the then fair market value (as reasonably determined by the Board of Directors of the Company, which determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of the Common Stock outstanding as of such record date, and the denominator shall be the then current market price per share (as defined in Section 2(d) below) of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

               (c) Dilutive Issuances. In case the Company shall sell or issue shares of Common Stock (other than Excluded Stock, as defined hereinafter) for a consideration per share less than the Exercise Price then in effect, then, upon such sale or issuance, the Exercise Price shall be adjusted downward so that the Exercise Price shall equal the price determined by dividing the aggregate amount of consideration, if any, received, or to be received, by the Company upon such issuance or sale by the number of shares sold, issued or issuable.

                   (i) For purposes of this Section 2(c)(i), the sale or issuance by the Company of rights, warrants or options to purchase Common Stock or securities convertible into Common Stock shall be deemed to be the sale or issuance of shares of Common Stock (in which event the subsequent exercise thereof shall not be deemed to be a separate sale or issuance for purposes of this Section 2(c)), and the consideration therefor shall (i) in the case of rights, warrants or options, consist of the consideration received by the Company upon such issuance plus any consideration to be received upon the exercise thereof, and (ii) in the case of convertible securities, consist of the stock purchase price per share.

                   (ii) For purposes of this Section 2(c)(ii), "Excluded Stock" shall mean (i) all shares issuable upon the exercise of currently outstanding warrants, (ii) all shares issued or issuable pursuant to any incentive plan or arrangement approved by the Board of Directors for the benefit of the Company's employees, officers, directors, consultants or others with important business relationships with the Company, and (iii) all shares issued in connection with the rights offering as contemplated in Section 8 of the Bridge Financing Agreement.

                   (iii) In the event of any change in the Exercise Price as a result of the issuance of such rights, warrants or options or such convertible securities, the Exercise Price shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such rights, warrants or options or the conversion of such securities.

                   (iv) Upon the expiration of any such rights, warrants or options or the termination of any such rights to convert convertible the Exercise Price, to the extent in any way affected by or computed using such rights, warrants or options or convertible securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such rights, warrants or options or upon the conversion of such securities.

               (d) Definitions. For the purposes of any computation under
Section 2(b) above:

                   (i) The current market price per share on any record date or other date for determination of value shall be deemed to be the average of the closing price per share on the ten (10) trading days before such record or determination date. For the purpose of all relevant provisions of this Warrant, the closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the shares are not listed or admitted to trading on such exchange, on the principal national securities exchange on which the shares are listed or admitted to trading, or if the shares are not listed or admitted to trading on any national securities exchange, the last reported sale price as reported by NASDAQ, or if no such sales are then being reported, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc., through NASDAQ or a other organization if NASDAQ is no longer reporting such information. If no price is determinable as described above for the purposes required herein, the fair value of such shares, as reasonably determined by the Board of Directors of the Company, shall be used.

                   (ii) Shares outstanding shall mean the aggregate of all shares of Common Stock of the Company outstanding and all shares of Common Stock issuable upon the exercise of all outstanding rights, warrants or options to subscribe for or purchase Common Stock (or securities convertible into Common Stock) and the conversion of all outstanding indebtedness or equity securities convertible into or exchangeable for shares of Common Stock.

               (e) De Minimis Change. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Section 2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 2 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Section 2, as it in its discretion shall determine to be advisable.

               (f) Adjustment of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to this Section 2, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment; and dividing the product thereof by the Exercise Price resulting from such adjustment.

               (g) Notice. Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price, the number of shares issuable upon exercise of the Warrant and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Exercise Price to the holder of this Warrant at the address of such Holder as in the records of the Company.

               (h) Deferrals. In any case in which this Section 2 provides that an adjustment shall become effective immediately after a record date for an event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to the Holder any amount in cash in lieu of any fractional share.

               (i) Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in outstanding shares of Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety; then the Company or such successor or purchaser, as the case may be, shall execute a new Warrant providing that the new Warrant shall be convertible only into the kind and amount of shares of stock and other securities, cash or property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers and sales.

               (j) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against dilution or other impairment.

        3. Registration Rights. The Holders may request registration of the Warrant Shares under that certain Registration Rights Agreement dated as of the date hereof by and between the Company and the Holder, and any and all amendments thereto shall apply to the Warrant Shares issued or issuable upon exercise of this Warrant.

        4. Transfer of Warrant. This Warrant shall be registered on the books of the Company and shall be transferable in whole or in part on such books by the registered Holder hereof in person or by duly authorized attorney separately from any transfer of the Secured Promissory Note issued in connection with the Bridge Financing Agreement.

        5. Reservation of Common Stock. The Company hereby covenants and agrees that it shall at all times reserve and keep authorized and available for issuance, free of any preemptive rights or rights of first refusal, a sufficient number of Warrant Shares for the purpose of issuance upon exercise of this Warrant to permit the exercise of this Warrant in whole.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its duly authorized officers as of the __ day of February, 1998.

                                   EPOCH PHARMACEUTICALS, INC.



                                   By:
                                        ----------------------------------------
                                   Its:
                                        ----------------------------------------

                               ANNEX I TO WARRANT

                             SUBSCRIPTION AGREEMENT


        The undersigned holder of the Warrant to which this Subscription Agreement is attached as Annex I hereby (i) subscribes for ___________________ Warrant Shares (as defined in the Warrant) which the undersigned is entitled to purchase pursuant to the terms of the Warrant, and (ii) directs that the certificates evidencing such shares of Common Stock be issued and delivered to _______________________________. Payment of the Exercise Price will be made upon delivery of such certificates.

Date:  ________________

                        Signature:
                                               ---------------------------------

                        Type or Print Name:
                                               ---------------------------------

                        Street Address:
                                               ---------------------------------

                        City, State & Zip Code:
                                               ---------------------------------